UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2024
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 Fifth Street
Ames, Iowa 50010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ATLO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)         Management Compensation Plan

On May 8, 2024, the Board of Directors (the “Board”) of Ames National Corporation (the “Company”) adopted changes to the semi-annual performance periods used for determining the payment of incentive compensation (in the form of “deferred salary” and “performance awards”) under the Company’s Management Incentive Compensation Plan (the “MIC Plan”) covering certain key officers of the Company and its subsidiary banks (the “Banks”), including the named executive officers as identified in the Company’s proxy statement. The changes will better align the semi-annual performance periods under the MIC Plan with the semi-annual comparative peer group data used in part by the Company and Bank personnel committees in establishing the performance targets for each semi-annual period.

Under the terms of the MIC Plan, (i) the total annual salary of a participating officer is divided between “base salary”, payment of which is not contingent upon the financial performance of the Banks, and “deferred salary”, payment of which is contingent upon the financial performance of the Banks, and (ii) a participating officer becomes eligible to also receive “performance awards” based upon the financial performance of the Banks. Payment of deferred salary and eligibility for performance awards is determined based on Bank performance during two semi-annual performance periods (each, a “Performance Period”), with (i) an officer being eligible to receive payment of some or all of the deferred salary based upon a formula established by the MIC Plan that compares actual Bank performance for the Performance Period against a performance target established for such Performance Period, and (ii) performance awards to be earned when actual Bank performance exceeds the performance target for the Performance Period. Prior to the changes adopted by the Board, the first Performance Period covered the fourth calendar quarter of the prior year and the first calendar quarter of the current year (with earned payments made on June 15), while the second Performance Period covered the second and third calendar quarters of the current year (with earned payments made on December 15). However, the comparative peer group data used to establish the performance target for the first Performance Period covered the prior calendar year, while the comparative peer group data used to establish the performance target for the second Performance Period covered the first and second calendar quarters of the current year, resulting in different periods being used to calculate performance and to generate the comparative peer group data. Under the change adopted to the MIC Plan, the Performance Periods will be aligned with periods covering the comparative peer group data, with the first Performance Period covering the first two calendar quarters of the current year (with earned payments made on December 15), and the second Performance Period covering the third and fourth calendar quarters of the current year (with earned payments made on June 15 of the following year).

Other changes adopted by the Board to the MIC Plan (i) amended the definition of “adjusted net income”, used to calculate the availability of deferred salary and performance awards, to include acquisition adjustments on loans and deposits and any other adjustments that may be recommended by the personnel committees of the Company or the Banks; and (ii) confirmed that the payment of deferred salary and performance awards under the MIC Plan will be subject to the Company’s Clawback Policy to the extent a participating officer qualifies as a “covered executive” for purposes of the Clawback Policy.

Item 8.01 Other Events

On May 8, 2024, the Company announced the declaration of a cash dividend. A copy of the press release dated May 9, 2024 is attached as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(d)	The following exhibits are furnished as part of this Report.

Exhibit No.	Description

10.1	Management Incentive Compensation Plan, as amended

99.1	News Release dated May 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: May 9, 2024	By:	/s/ John P. Nelson
John P. Nelson, Chief Executive Officer and President
(Principal Executive Officer)